Exhibit 99.2

Contact:	Stephen R. Attwood
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7129

Quality Distribution, Inc. Announces Preliminary Results of

Quality Distribution, LLC’s and QD Capital Corporation’s

Private Exchange Offers and Consent Solicitations for

Senior Notes and Changes to Terms of Exchange Offers and

Tender Offer

TAMPA, FL – September 29, 2009

Quality Distribution, Inc. (NASDAQ: QLTY) (“QDI”) announced today preliminary results to (i) the previously announced private exchange offers (the “Senior Notes Exchange Offers”) of its wholly owned subsidiaries, Quality Distribution, LLC (“QD LLC”) and QD Capital Corporation (together with QD LLC, the “Issuers”) to exchange the Issuers’ new 10% Senior Notes due 2013 (the “New Senior Notes”) and, in certain cases, certain cash consideration for any and all of the Issuers’ properly tendered and accepted Senior Floating Rate Notes due 2012, Series A (the “Old Series A Notes”) and Senior Floating Rate Notes due 2012, Series B (the “Old Series B Notes”), (ii) the previously announced private exchange offer (the “Subordinated Notes Exchange Offer” and, together with the Senior Notes Exchange Offers, the “Exchange Offers”) to exchange, at the holder’s option, either (A) the Issuers’ new 11% Senior Subordinated PIK Notes due 2013 (the “New Subordinated Notes” and, together with the New Senior Notes, the “New Notes”) (the “Note Only Option”), or (B) cash consideration up to a combined aggregate maximum of $7.5 million (the “Cash Pool”) for the Retail Tender Offer (as defined below) and such Senior Notes Exchange Offers (and, if the Cash Pool is exhausted and the cash consideration is prorated, an amount of New Subordinated Notes) (the “Cash Option”) for any and all of the Issuers’ properly tendered and accepted 9% Senior Subordinated Notes due 2010 (the “Old Subordinated Notes” and, together with the Old Series A Notes and the Old Series B Notes, the “Old Notes”) with respect to the Old Subordinated Notes, (iii) and the previously announced tender offer by the Issuers (the “Retail Tender Offer” and, together with the Exchange Offers, the “Offers”) to purchase, with up to $7.5 million of cash, properly tendered and accepted outstanding Old Subordinated Notes.

As of 5:00 p.m., New York City time, September 29, 2009, (i) approximately $84.5 million principal amount of Old Series A Notes, or 99%, had been validly tendered and not withdrawn, (ii) approximately $50.0 million principal amount of Old Series B Notes, or 100%, had been validly tendered and not withdrawn, and (iii) approximately $39.0 million principal amount of Old Subordinated Notes, or 39%, had been validly tendered and not withdrawn. Holders of approximately 82.4% of the outstanding principal amount of the Old Subordinated

Notes have tendered or have agreed, subject to certain terms and conditions contained in agreements between the parties, to participate in the Exchange Offer for the Old Subordinated Notes on the revised terms described below. These holders have agreed to tender their Old Subordinated Notes and deliver their Consents as soon as practicable after the date of this Supplement, to the extent not previously tendered and delivered.

The consent date (the “Senior Notes Consent Date”) with respect to the Senior Notes Exchange Offers has passed and holders who tender their Old Senior Notes in the Senior Notes Exchange Offers and deliver their Consents (as defined below) after the Senior Notes Consent Date will not receive the consent payment payable under the Senior Notes Exchange Offers.

As of the Senior Notes Consent Date, requisite consents (the “Consents”) pursuant to the consent solicitations (the “Consent Solicitations”) by the Issuers for and relating to the Old Senior Notes have been received. As a result of the receipt of such requisite Consents, the Issuers intend, promptly, to enter into supplemental indentures with the trustee under the indentures for the Old Senior Notes that give effect to the proposed amendments (the “Proposed Amendments”) described in the confidential offering memorandum and consent solicitation statement related to the Exchange Offers, dated August 28, 2009 (the “Offering Memorandum” and, together with the Offering Supplement (as defined below), the “Offering Documents”). The Proposed Amendments will eliminate or waive substantially all of the restrictive covenants contained in the indentures and the Old Senior Notes themselves, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions contained in the indentures and the Old Senior Notes, and will become operative when the Issuers accept for exchange the Old Senior Notes validly tendered pursuant to the terms of the Offering Documents.

Changes to Expiration Date

The Issuers announced today that the expiration date for the Offers has been extended to midnight, New York City time, on October 13, 2009 (such time and date, as the same may be extended, the “Expiration Date”).

Increase in Interest Rate and Quarterly Interest Payment Dates of New Subordinated Notes

The Issuers announced today that the New Subordinated Notes will bear interest at a rate of 11.75% per annum, payable as follows: 9% in cash and 2.75% in the form of additional New Subordinated Notes. Interest on the New Subordinated Notes will be payable on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2010.

Change in Payments on Account of Accrued and Unpaid Interest and Exchange Consideration in Exchange for Old Senior Notes

The Issuers announced today that participating holders of Old Senior Notes will receive accrued and unpaid interest, if any, on their accepted Old Senior Notes up to, but not including, the settlement date for the Exchange Offers (the “Settlement Date”), in cash. In the event the Settlement Date occurs after the next scheduled interest payment date with respect to the Old Senior Notes, October 15, 2009, the payment on account of accrued and unpaid interest made on the Settlement Date will reflect unpaid interest accrued since such date.

The consideration to be paid pursuant to the Senior Notes Exchange Offers, in exchange for each $1,000.00 principal amount of Old Senior Notes and integral multiples thereof properly tendered (and not withdrawn) shall be changed to the following: (i) for Old Senior Notes that were tendered prior to or on the Senior Notes Consent Date, and together with delivery of a Consent, and accepted by the Issuers, $1,000.00 in New Senior Notes and (ii) for Old Senior Notes that were tendered after the Senior Notes Consent Date, and together with delivery of a Consent, but prior to or on the applicable Expiration Date, and accepted by the Issuers, $900.00 in New Senior Notes. The interest payment due on October 15, 2009 and any additional accrued interest payable in cash on the Settlement Date will replace the cash exchange consideration originally proposed to be paid on the Settlement Date with respect to the Old Senior Notes.

Payments on Account of Accrued and Unpaid Interest for Old Subordinated Notes

Holders of Old Subordinated Notes participating in the Subordinated Notes Exchange Offer and electing the Note Only Option (as well as holders electing the Cash Option which are subject to proration, as to the portion of their tendered Old Subordinated Notes that is not cashed out due to such proration) will not receive any payment on the Settlement Date on account of accrued and unpaid interest on their tendered and accepted Old Subordinated Notes in the form of New Notes. Instead, following the Settlement Date, on November 15, 2009, the next scheduled interest payment with respect to the Old Subordinated Notes, holders of the New Subordinated Notes will receive a special interest payment with respect to their New Subordinated Notes in cash in the amount of accrued and unpaid interest for the period from the last interest payment date with respect to the Old Subordinated Notes up to the Settlement Date with respect to an equivalent principal amount of Old Subordinated Notes.

Holders of Old Subordinated Notes participating in the exchange offers and electing the Cash Option will receive a payment in cash on the Settlement Date on account of accrued and unpaid interest from the last interest payment date on the Old Subordinated Notes up to the Settlement Date with respect to Old Subordinated Notes (as to the portion of their tendered Old Subordinated Notes that is exchanged for cash and not subject to prorationing). This cash payment will reduce the amount of the Cash Pool available to participants electing the Cash Option (which, in any event, will only be available after the exchange for cash of any Old Subordinated Notes tendered in the Retail Tender Offer).

Change in Consideration in Exchange for Old Subordinated Notes

The Issuers and QDI announced today that the consideration to be paid pursuant to the Subordinated Notes Exchange Offer, in exchange for each $1,000.00 principal amount of Old Subordinated Notes and integral multiples thereof properly tendered (and not withdrawn) together with delivery of a Consent prior to or on the Expiration Date by holders of Old Subordinated Notes that (x) elect to participate in the Note Only Option or (y) elect to participate in the Cash Option, but are subject to proration, as to the portion of their tendered Old Subordinated Notes that is not exchanged for cash due to such proration, shall be the following: $1,000.00 principal amount of New Subordinated Notes and 21.71 warrants (“Warrants”), each to purchase one share of common stock of QDI (the “Common Stock”) at an exercise price of $0.01 per share.

Reinstatement of Right to Change Election Under Subordinated Notes Exchange Offer (Without Reinstatement of Withdrawal Rights)

Holders which previously tendered Old Subordinated Notes and elected the Cash Option may change their election with respect to such previously tendered Old Subordinated Notes to the Note Only Option at any time prior to the applicable Expiration Date. For the avoidance of doubt, withdrawal rights with respect to previously tendered Old Subordinated Notes have expired and will not be reinstated.

Reduction of Minimum Participation Condition for Subordinated Notes Exchange Offer and Retail Tender Offer

The Subordinated Notes Exchange Offer and Consent Solicitation for the Old Subordinated Notes and the Retail Tender Offer are each conditioned on a revised minimum principal amount of at least 85% of the outstanding principal amount of the Old Subordinated Notes being tendered in the Subordinated Notes Exchange Offer and the Retail Tender Offer on an aggregate basis. In addition, each Exchange Offer remains conditioned upon the consummation of the other Exchange Offer, and each Exchange Offer is conditioned upon the receipt of the requisite Consents for the applicable Proposed Amendments.

Except for the changes described above, all of the terms and conditions set forth in (i) the Offering Documents and (ii) the confidential offer to purchase, dated August 28, 2009, relating to the Retail Tender Offer remain unchanged, however, the Issuers are issuing a supplement to the Offering Memorandum (the “Offering Supplement”) relating to such changes.

As previously announced, the Senior Notes Exchange Offers are conditioned on a minimum principal amount of at least 80% of the outstanding principal amount of the Old Senior Notes being tendered in such Senior Notes Exchange Offers and also on the receipt of the requisite Consents to the Proposed Amendments with respect to all issues of Old Notes. The Subordinated Notes Exchange Offer is conditioned on a minimum principal amount of at least 85% of the outstanding principal amount of the Old Subordinated Notes being tendered in such Subordinated Notes Exchange Offer and the Retail Tender Offer on a combined basis. The Retail Tender Offer is conditioned on a minimum principal amount of at least 85% of the outstanding principal amount of the Old Subordinated Notes being tendered in the Retail Tender Offer and the Subordinated Notes Exchange Offer on a combined basis, as well as the consummation of the Exchange Offers. In addition, each Exchange Offer is conditioned upon the consummation of the other Exchange Offer, and the Retail Tender Offer is conditioned upon the consummation of both Exchange Offers. In addition, the Issuers have the right to terminate or withdraw any of the Exchange Offers or the Retail Tender Offer at any time and for any reason, including if any of the conditions described in the Offering Documents or the Retail Offering Documents are not satisfied.

Old Notes may still be tendered in the Exchange Offers for acceptance by the Issuers with delivery of Consents until the Expiration Date, unless the Exchange Offers are terminated or withdrawn earlier, or unless either of them is extended, although the Withdrawal Deadline has passed and tenders may no longer be withdrawn and Consents may no longer be revoked. Old Subordinated Notes may still be tendered in the Retail Tender Offer for acceptance by the Issuers until the Expiration Date, unless the Retail Tender Offer is terminated or withdrawn earlier, or unless it is extended, although the Withdrawal Deadline has passed and tenders of Old Subordinated Notes may not withdrawn.

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The New Notes and Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Any restrictions on transfer applicable to the Warrants on the date of their exercise and issuance of the shares of Common Stock upon such exercise (the “Warrant Shares”) will apply equally to the Warrant Shares. Hedging transactions involving the Warrants and the Warrant Shares may not be conducted unless in compliance with the Securities Act.

The Exchange Offers are being made only to qualified institutional buyers and accredited investors and to certain non-U.S. investors located outside the United States. The Retail Tender Offer is being made only to persons who are not eligible to participate in the Exchange Offers. The Offers are made only by, and pursuant to, the terms set forth in the Offering Documents or the confidential offer to purchase, dated August 28, 2009, relating to the Retail Tender Offer (the “Retail Offer to Purchase”), as applicable, and the information in this press release is qualified by reference to the Offering Documents, the letter of transmittal accompanying the Offering Documents, the Retail Offer to Purchase and the letter of transmittal accompanying the Retail Offer to Purchase. Subject to applicable law, the Issuers may amend, extend or terminate the Offers.

Noteholders who have questions regarding the Offers should contact Global Bondholder Services Corporation, the information agent and exchange agent for the offers, at (866) 736-2200 (Toll-Free) or (212) 925-1630 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About QDI

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality Distribution also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the effect of local and national economic, credit and capital market conditions on the economy in general, and on the industries in which we operate in particular; recent turmoil in credit and capital markets; access to available and reasonable financing on a timely basis; the availability of diesel fuel; adverse weather conditions; competitive rate fluctuations; our substantial leverage and restrictions contained in our debt arrangements and interest rate fluctuations in our floating rate indebtedness; the cyclical nature of the transportation industry due to various economic factors such as excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; changes in demand for our services due to the cyclical nature of our customers’ businesses; potential disruption at U.S. ports of entry; our dependence on affiliates and owner-operators and our ability to attract and retain drivers; changes in the future, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry; our material exposure to both historical and changing environmental regulations and the increasing costs relating to environmental compliance; our liability as a self-insurer to the extent of our deductibles, as well as our ability or inability to reduce our claims exposure through insurance due to changing conditions and pricing in the insurance marketplace; the cost of complying with existing and future anti-terrorism security measures enacted by federal, state and municipal authorities; increased unionization, which could increase our operating costs or constrain operating flexibility; changes in senior management; our ability to successfully manage workforce restructurings; our ability to successfully integrate acquired businesses and converted affiliates; and interests of Apollo, our largest shareholder, which may conflict with your interests. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10–K for the year ended December 31, 2008 and its Quarterly Reports on Form 10–Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.